UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ROLLINS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

ROLLINS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	Tuesday, April 22, 2014

TIME:	12:15 P.M EST.

PLACE:	2170 Piedmont Road, N.E., Atlanta, Georgia 30324

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2014 Annual Meeting of Stockholders of ROLLINS, INC., a Delaware corporation (the “Company’’), will be held at the Company’s corporate office located at 2170 Piedmont Road, N.E., Atlanta, Georgia, on Tuesday, April 22, 2014, at 12:15 P.M for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect three Class I nominees identified in the attached Proxy Statement to the Board of Directors;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To hold a nonbinding vote to approve executive compensation as disclosed in these materials;

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Proxy Statement dated March 17, 2014 is attached.

The Board of Directors has fixed the close of business on March 3, 2014, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

This Proxy Statement and accompanying proxy card are being mailed to our stockholders along with the Company’s 2013 Annual Report for the fiscal year ended December 31, 2013. Voting can be completed by returning the proxy card, through the telephone at 1-800-690-6903 or online at www.proxyvote.com.

Voting can be completed in one of four ways:
returning the proxy card by mail	online at www.proxyvote.com

through the telephone at 1-800-690-6903	or attending the meeting to vote IN PERSON

Important notice regarding the availability of proxy materials for the Annual Meeting of the Stockholders to be held on April 22, 2014: The proxy statement and annual report to security holders are available at https://materials.proxyvote.com/775711.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas E. Luczynski

Secretary

Atlanta, Georgia

March 17, 2014

Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the Internet by following the instructions on your proxy card. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

Proxy Statement

Proxy Statement

This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 17, 2014. The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 22, 2014, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

Solicitation of and Power to Revoke Proxy

A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for the election to the Board of Directors, in favor of ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2014 and in favor of the advisory proposal to approve executive compensation.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder, by timely submitting a later dated proxy changing your vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

Householding and Delivery of Proxy Materials

The Company has adopted the process called “householding” for any proxy materials in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the proxy material, unless we receive contrary instructions from any stockholder at that address. The Company will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the proxy material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company 2170 Piedmont Rd., NE, Atlanta, GA 30324 or by calling 404-888-2000. Eligible stockholders of record receiving multiple copies of the proxy material can request householding by contacting the Company in the same manner.

2	Rollins, Inc. 2014 Proxy Statement

Capital Stock

Capital Stock

The outstanding capital stock of the Company on March 3, 2014 consisted of 146,049,399 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 3, 2014, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions) are relevant to the outcome. In this case, the nominees receiving the most votes will be elected. The affirmative vote of a majority of a quorum of the Company’s outstanding shares of Common Stock present and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2014 and to approve the nonbinding shareholder resolutions on executive compensation. Abstentions will have the effect of a vote against the proposals and broker non-votes will have no effect on the proposals for the ratification of the appointment of the Company’s independent registered public accounting firm and for approval of the advisory proposal on executive compensation. There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 57 percent of the outstanding shares of Common Stock, will be voted for the nominees, for the ratification of the appointment of the Company’s independent registered public accounting firm and for the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Rollins, Inc. 2014 Proxy Statement	3

Stock Ownership of Certain Beneficial Owners and Management

Stock Ownership of Certain Beneficial Owners and Management

The names of the executives recognized in the Summary Compensation Table and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who owned beneficially over five percent (5%) of the shares of Common Stock of the Company on March 3,	2014, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) are set out below:

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)	Percent of Outstanding Shares
R. Randall Rollins	76,863,227(2)	52.6

Chairman of the Board
2170 Piedmont Road, N.E.
Atlanta, Georgia
Gary W. Rollins	77,957,860(3)	53.4

Vice Chairman and Chief Executive Officer
2170 Piedmont Road, N.E.
Atlanta, Georgia
Neuberger Berman Group LLC	7,391,380(4)	5.1

605 Third Avenue, New York, NY 10158
Harry J. Cynkus	1,358,907(5)	0.9

Senior Vice President, Chief Financial Officer and Treasurer
2170 Piedmont Road, N.E.
Atlanta, Georgia
John F. Wilson	206,302(6)	0.1

President and Chief Operating Officer
2170 Piedmont Road, N.E.
Atlanta, Georgia
Eugene A. Iarocci	126,072(7)	0.1

Vice President
2170 Piedmont Road, N.E.
Atlanta, Georgia
All Directors and Executive Officers as a group (12 persons)	82,549,296(8)	56.5
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	Includes 4,149,416 shares of the Company Common Stock held in three trusts of which he is a Co Trustee and as to which he shares voting and investment power. Also includes 318,441* shares of the Company held by his wife. Also includes 71,655,558 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. R. Randall Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 200,000 shares of restricted stock awards for Company Common Stock, 8,592 shares of Company Common Stock in an individual retirement account and 3,342 shares of Company Stock in the Rollins, Inc. 401(k) Plan. Mr. Rollins is part of a control group holding company securities that includes Mr. Gary Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

4	Rollins, Inc. 2014 Proxy Statement

Stock Ownership of Certain Beneficial Owners and Management

(3)	Includes 4,149,416 shares of the Company in three trusts of which he is a Co Trustee and as to which he shares voting and investment power. Also includes 71,655,558 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. Gary W. Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 222,000 shares of restricted stock awards for Company Common Stock, 19,814 shares of Company Common Stock in the Company’s employee stock purchase plan and 1,851 shares of Company Common Stock held by the Rollins 401(k) Plan. Mr. Rollins is part of a control group holding company securities that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(4)	According to the Schedule 13F, each of Neuberger Berman LLC and Neuberger Berman Management LLC serve as a sub-adviser and investment manager, respectively, of Neuberger Berman Group LLC’s various registered mutual funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. Also includes shares held in individual client accounts over which Neuberger Berman LLC has shared power to dispose but does not have voting power. The holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternative Fund Management LLC, NB Alternatives Advisers LLC and Neuberger Berman Fixed Income LLC, affiliates of Neuberger Berman LLC, are also aggregated to comprise the holdings referenced herein.
(5)	Includes 1,197,986 shares of Company Common Stock held by the Rollins Pension Plan as to which Mr. Cynkus has voting power. Also includes 90,000 shares of restricted stock awards for Company Common Stock and 9,094 shares of Company Common Stock in the Rollins, Inc. 401(k) Plan.
(6)	Includes 83,000 shares of restricted stock awards for Company Common Stock and 4,301 shares of Company Common Stock in the Company’s employee stock purchase plan.
(7)	Includes 78,000 shares of restricted stock awards for Company Common Stock, 3,124 shares of the Company Common Stock in the Rollins, Inc. 401(k) plan and 2,098 shares of Company Common Stock in the Company’s employee stock purchase plan.
(8)	Shares held in trusts as to which more than one officer and/or director are Co-Trustees or entities in which there is common Stock ownership have been included only once.
*	Mr. R. Randall Rollins and Mr. Gary W. Rollins disclaim any beneficial interest in these holdings.

Stock Ownership Requirements

The Company has adopted stock ownership guidelines for the named executive officers identified in the previous table and for key executives designated by the Compensation Committee. The current guidelines as determined by the Compensation Committee include:

1.  Chairman of the Board of Directors and CEO – Ownership equal to 5 times base salary

2.  Rollins, Inc President – Ownership equal to 4 times base salary

3.  Other Rollins Officers and Orkin, LLC President – Ownership equal to 3 times base salary

4.  Division and Brand Presidents – Ownership equal to 2 times base salary

5.  Other covered executives – Ownership equal to 1 times base salary

The covered executives have a period of four years in which to satisfy the guidelines, from the date of appointment to a qualifying position. Shares counted toward this requirement will be based on shares beneficially owned by such executive (as beneficial ownership is defined by the SEC’s rules and regulations) including shares owned outright by the executive, shares held in Rollins 401(k) retirement savings plan, stock held in the Rollins employee stock purchase and dividend reinvestment plan, shares obtained through stock option exercise and held, restricted stock awards whether or not vested and shares held in trust in the employee’s name. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Executive Stock Ownership Guidelines and the executive is required to retain a minimum of 25% of any future equity awards.

Rollins, Inc. 2014 Proxy Statement	5

Proposal 1

Proposal 1:

Election of Directors

At the Annual Meeting, Messrs. R. Randall Rollins, Henry B. Tippie and James B. Williams will be nominated to serve as Class I directors. The nominees for election at the 2014 Annual Meeting are now directors of the Company. The directors in Class I will serve for a term of three years. The director nominees will serve in their respective class until their successors are elected and qualified. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s by-laws, which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee to fill such vacancy.

Director Qualifications

As described in more detail below, we believe that each of our directors are well suited to serve on our Board for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that have combined to provide us with an excellent mix of experiences and viewpoints. The information below has the name and age of each of our directors and each of the nominees with his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on March 3, 2014 (according to information received by the Company), other board memberships and the period during which he has served us as a director.

Name	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)	Percent of Outstanding Shares
Names of Director Nominees
Class I (Term Expires 2014, New Term Will Expire 2017)
R. Randall Rollins(3)	Chairman of Rollins, Inc; Chairman of the Board of the Company; Chairman of the Board of RPC, Inc. (oil and gas field services); and Chairman of the Board of Marine Products Corporation (boat manufacturing)	1968 to date	82	76,863,227(4)	52.6
Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex); and Chairman of the Board of Dover Motorsports, Inc. (operator of motorsports tracks)	1960 to 1970; 1974 to date	87	1,622,000(5)	1.1
James B. Williams	Chairman of the Executive Committee of SunTrust Banks, Inc. (bank holding company) from 1998 to April 2004; and Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc. from 1991 to 1998	1978 to date	80	101,250	*

Continued on page 7

6	Rollins, Inc. 2014 Proxy Statement

Proposal 1
Continued from page 6

Names of Directors Whose Terms Have Not Expired
Class II (Term Expires 2015)
Gary W. Rollins(3)	Vice Chairman and Chief Executive Officer of the Company	1981 to date	69	77,957,860	(6)	53.4
Larry L. Prince	Chairman of the Board of Directors of Genuine Parts Company (automotive parts distributor) from 1990 through February 2005 and Chief Executive Officer from 1989 through August 2004 of the Genuine Parts Company.	2009 to date	75	7,500		*
Class III (Term Expires 2016)
Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of baked pies and pie pieces)	1984 to date	77	4,555		*
Thomas J. Lawley, M.D.	Dean of the Emory University School of Medicine from 1996 to 2013	2006 to date	67	3,000		*
John F. Wilson	President and Chief Operating Officer of the Company	2013 to date	56	206,302		*
(1)	Except as noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: R. Randall Rollins: Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc.; Gary W. Rollins, Genuine Parts Company. All persons named, with the exception of Thomas J. Lawley, M.D. and John F. Wilson, in the above table are directors of RPC, Inc. and Marine Products Corporation.
Larry L. Prince formerly served as a director of SunTrust Banks, Inc., Crawford & Company, Equifax and John H. Harland Company, and James B. Williams formerly served as director of Genuine Parts Company, Georgia Pacific Corporation and The Coca-Cola Company.
(2)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(3)	R. Randall Rollins and Gary W. Rollins are brothers.
(4)	See information contained in footnote (2) to the table appearing in the Stock Ownership of Certain Beneficial Owners and Management section.
(5)	Includes 119,977** shares of Common Stock of the Company held by a trust of which he is a Co Trustee and as to which he shares voting and investment power and 505 shares held in a wholly owned corporation. Also includes 1,518** shares held by his wife. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co Trustee but not a beneficiary.
(6)	See information contained in footnote (3) to the table appearing in Stock Ownership of Certain Beneficial Owners and Management section.
*	Less than 1% of outstanding shares.
**	Mr. Henry B. Tippie disclaims any beneficial interest in these holdings.

Rollins, Inc. 2014 Proxy Statement	7

Proposal 1

The following information is furnished as of March 3, 2014, for each of our directors and each of the nominees:

Key Attributes, Experience and Skills of Directors

R. Randall Rollins, 82, was elected a Director of Rollins, Inc. in 1968. Mr. Rollins has extensive knowledge of the Company’s Business and Industry serving over 65 years at the Company. Mr. Rollins serves as Chairman of the Board of the Company. He has held the position of Chairman of the Board since October 1991. He is also Chairman of the Board for Marine Products Corporation as well as RPC, Inc. Mr. Rollins has been a Director of Dover Motorsports, Inc. since 1996 and a Director of Dover Downs Gaming & Entertainment, Inc. since 2002. Mr. Rollins served as a Director of SunTrust Banks, Inc. from 1995 to April 20, 2004.

Gary W. Rollins, 69, was elected a Director of Rollins, Inc. in 1981. Mr. Rollins has extensive knowledge of the Company’s Business and Industry serving over 47 years at the Company. He serves as Vice Chairman of the Company. In addition, Mr. Rollins is the Chief Executive Officer of the Company. Since 2001, Mr. Rollins has been a Director of Marine Products Corporation and a Director of RPC, Inc. since 1984. Since 2005, Mr. Rollins has served as a Director of Genuine Parts Company.

Henry B. Tippie, 87, was elected a Director of Rollins, Inc. in 1974. He had previously been a director from 1960-1970. Mr. Tippie brings extensive financial and management experience to our Board of Directors serving as not only Controller but also Chief Financial Officer from 1953 until November 1970. Mr. Tippie has over 63 years of experience including being involved with publicly owned companies during the past 53 years in various positions including founder, CFO, CEO, President, Vice Chairman and Chairman of the Board as the case might be. He is currently Chairman of the Board for Dover Downs Gaming & Entertainment, Inc. as well as Dover Motorsports, Inc. and additionally also a Director for Marine Products Corporation and RPC, Inc.

James B. Williams, 80, was elected a Director of Rollins, Inc. in 1978. Mr. Williams brings extensive financial and management experience to our Board of Directors and has served over 35 years as a Director. He retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a Director of Marine Products Corporation and RPC, Inc. Mr. Williams was previously a director of The Coca-Cola Company.

Bill J. Dismuke, 77, was elected a Director of Rollins, Inc. in 1984. Mr. Dismuke brings extensive financial, management and manufacturing experience to our Board of Directors serving as Senior Vice President of Rollins, Inc. for five years from 1979 until 1984. He retired as President of Edwards Baking Company in 1995. Mr. Dismuke has been a Director of RPC, Inc. and Marine Products Corporation since January 2005.

Thomas J. Lawley, MD, 67, was elected a Director of Rollins, Inc. in 2006. Dr. Lawley brings extensive medical and management experience in the healthcare industry to the Board of Directors. He served as Dean of Emory University School of Medicine from 1996 to 2013. He has served on many boards and committees; including the National Institutes of Health study sections, the National Institute of Allergy and Infectious Diseases Council, the Grady Health System, and the Association of American Medical Colleges. Dr. Lawley has been president of the Emory Medical Care Foundation, Emory’s physician practice plan at Grady Hospital, and was on the board of the Emory Children’s Center. He also has served on the boards of directors of the Emory Clinic and Emory Healthcare. Dr. Lawley is currently a Professor of Dermatology at Emory University.

Larry L. Prince, 75, was elected a Director of Rollins, Inc. in 2009. Mr. Prince brings extensive management experience to our Board of Directors. He also served as Chairman of the Board from 1990 through February 2005 and as Chief Executive Officer from 1989 through August 2004 of Genuine Parts Company. Mr. Prince is also a Director of RPC, Inc. and Marine Products Corporation. Mr. Prince previously served as a director of SunTrust Banks, Inc., Crawford & Company, Equifax and John H. Harland Company.

John F. Wilson, 56, was elected a Director of Rollins, Inc in 2013. He serves as President and Chief Operating Officer of the Company. He previously served as President of Orkin USA and as a Vice President of the Company. Mr. Wilson joined the Company in 1996 and has held various positions of increasing responsibility, including sales inspector, branch manager, Central Commercial region manager, Atlantic Division vice president, and president of the Southeast Division.

Our Board of Directors recommends a vote FOR the nominees above.

8	Rollins, Inc. 2014 Proxy Statement

Proposal 2 and 3
Proposal 2:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. During fiscal 2013, Grant Thornton LLP served as the Company’s independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes that it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company’s independent registered public accounting firm.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

Proposal 3:

Nonbinding Vote on Executive Compensation

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our Board of Directors is submitting a “Say on Pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, our Board of Directors and the Compensation Committee value the opinion of our stockholders and will review the voting results and seek to determine the causes of any significant negative voting result to better understand issues and concerns not previously presented. Stockholders who want to communicate with the Board of Directors or management should refer to “Stockholder Communications with the Board of Directors” on page 14 of this proxy statement for additional information.

Executive compensation is an important matter for our stockholders. The core of our executive compensation philosophy and practice continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.

Our named executive officers are identified on page 21, and the compensation of the named executive officers is described on pages 16 to 28, including the Compensation Discussion and Analysis (“CD&A”) on pages 16 to 28. The CD&A section of this proxy statement provides additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal 2013 compensation of the named executive officers.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that Rollins, Inc.’s stockholders approve, on an advisory basis, the compensation of Rollins, Inc.’s named executive officers as disclosed in Rollins, Inc.’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures).”

As indicated above, the stockholder vote on this resolution will not be binding on us or the Board of Directors and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Board, or to create or imply any additional fiduciary duties for us or the Board.

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Our Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

Rollins, Inc. 2014 Proxy Statement	9

Corporate Governance and Board of Directors’ Committees and Meetings

Corporate Governance and Board of Directors’ Committees and Meetings

Board Meetings and Compensation

The Board of Directors met five times during the year ended December 31, 2013. No director attended fewer than 75 percent of the Board meetings held during such director’s term of service and meetings of committees on which he served during 2013. In addition, the Company has from time to time formed a special committee for the purpose of evaluating and approving certain transactions in which other directors of the Company have an interest. During 2013, the Company had no such committee.

The Board of Directors has an Audit Committee, Compensation Committee, Diversity Committee and a Nominating and Governance Committee.

Below is a summary of our committee structure and membership information.

Nominating &
	Audit	Compensation	Diversity	Executive	Governance
Board of Directors	Committee	Committee	Committee	Committee	Committee
R. Randall Rollins(1)				Member
Henry B. Tippie(2)	Chair	Chair	Chair		Chair
James B. Williams(2)	Member	Member	Member		Member
Bill J. Dismuke(2)	Member
Gary W. Rollins(3)				Member
Thomas J. Lawley M.D.
Larry L. Prince(2)	Member	Member	Member		Member
John F. Wilson
(1)	Chairman of the Board of Directors
(2)	Financial Expert
(3)	Vice Chairman and Chief Executive Officer

Audit Committee

The Audit Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Larry L. Prince, James B. Williams and Bill Dismuke. The Audit Committee held five meetings during the fiscal year ended December 31, 2013 including a meeting to review the Company’s Form 10-K for the year ending December 31, 2012. The Board of Directors has determined that all of the members of the Audit Committee are independent as that term is defined by the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules. The Audit Committee meets with the Company’s independent public accountants, Vice President of Internal Audit, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to internal and external accounting controls, specific accounting, and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors, as it deems necessary to carry out its duties. The Audit Committee charter is available on the Company’s website at www.rollins.com, under the Governance section.

10	Rollins, Inc. 2014 Proxy Statement

Corporate Governance and Board of Directors’ Committees and Meetings

Compensation Committee

The Compensation Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Larry L. Prince and James B. Williams. It held five meetings during the fiscal year ended December 31, 2013. The function of the Compensation Committee is to set the base salary and cash based incentive compensation of all of the executive officers of the Company. The Compensation Committee also administers the Rollins, Inc. Employee Stock Incentive Plan. The Compensation Committee does not have a formal charter, and is not required to have one under the “controlled company” exemption under the NYSE rules, as described in the section titled “Director Independence and NYSE Requirements” below.

Diversity Committee

The Diversity Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Larry L. Prince and James B. Williams. It held one meeting during the fiscal year ended December 31, 2013. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Larry L. Prince and James B. Williams, each of whom is independent, as discussed previously. The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

•  to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•  upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•  to make recommendations to our Board of Directors regarding the agenda for our annual stockholders’ meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2013. We are not required by law or by New York Stock Exchange rules to have a nominating committee since we are a controlled corporation as described below under the heading “Director Independence and NYSE Requirements.” We established the Nominating and Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. The Board has prescribed no criteria or qualifications at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision-making. This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. However, our Nominating and Corporate Governance Committee acts under the guidance of the corporate governance guidelines approved by the Board of Directors on January 27, 2004, as amended January 25, 2005, and posted on the Company’s website at www.rollins.com under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s corporate governance guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process involved to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors, which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age, and the extent to which the individual would fill a present need on the Board. The Company’s by-laws provide that any stockholder entitled to vote for the election of directors may make nominations for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications,

Rollins, Inc. 2014 Proxy Statement	11

Corporate Governance and Board of Directors’ Committees and Meetings

the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company’s by-laws. The Committee will consider nominations from stockholders who satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. The Company has not received a recommendation for a director nominee from a shareholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 22, 2014 are directors standing for re-election.

Board Leadership

Since July 2001, the Company has had separate persons serving as its Chairman of the Board and Chief Executive Officer. Randall R. Rollins is our Chairman and chairs our Board meetings. Gary W. Rollins is our Vice Chairman and Chief Executive Officer. John F. Wilson is our President and Chief Operating Officer. We believe that it represents the appropriate structure for us at this time; the Chairman of the Board provides general oversight and strategic planning for the Company while the Chief Executive Officer and President and Chief Operating Officer focus on optimizing operational efficiencies.

Risk Oversight by Board

Our Board’s oversight of risk has not been delegated to any Board Committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department, which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management, which regularly provides various operational reports to, among others, the full Board or to the Executive Committee.

Director Independence and NYSE Requirements

Controlled Company Exemption. We have elected to be treated as a “controlled company” as defined by New York Stock Exchange Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the New York Stock Exchange Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to us. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While we have a nominating and corporate governance committee and a compensation committee, we are not required to and do not comply with all of the provisions of Sections 303A.04 and 303A.05. We are a “controlled company” because a group that includes the Company’s Chairman, R. Randall Rollins and his brother, Gary W. Rollins, who is the Company’s Vice Chairman and Chief Executive Officer of the Company and certain companies under their control, possesses in excess of fifty percent of our voting power. This means that they have the ability to determine the outcome of the election of directors at our annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of our voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring us at a premium.

The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the New York Stock Exchange rules, the Securities Exchange Act of 1934, SEC regulations thereunder, and the Company’s Audit Committee Charter. The members of the Compensation and Nominating and Corporate Governance Committees are also entirely composed of independent directors. The Board of Directors has also concluded that all of the members of the Audit Committee and Thomas J. Lawley are “independent directors” under the Company’s Corporate Governance Guidelines and the New York Stock Exchange listing standards.

Independence Guidelines. Under New York Stock Exchange listing standards, to be considered independent, a director must be determined to have no material relationship

12	Rollins, Inc. 2014 Proxy Statement

Corporate Governance and Board of Directors’ Committees and Meetings

with the Company other than as a director. The New York Stock Exchange standards set forth a nonexclusive list of relationships, which are conclusively deemed material.

The Company’s Independence Guidelines (Appendix A to the Company’s Corporate Governance Guidelines) are posted on the Company’s website at www.rollins.com under the Governance section.

Audit Committee Charter. Under the Company’s Audit Committee Charter, in accordance with New York Stock Exchange listing requirements and the Exchange Act, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Nonmaterial Relationships. After reviewing all of the relationships between the members of the Audit Committee, and Thomas J. Lawley, M.D., on the one hand, and the Company, on the other hand, the Board of Directors determined that none of them had any relationships not included within the categorical standards set forth in the Independence Guidelines and disclosed previously except as follows:

1.  Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer.

2.  Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc. R. Randall Rollins is also a director of these companies.

3.  Mr. Tippie is the trustee of the O. Wayne Rollins Foundation and of the Rollins Children’s Trust. O. Wayne Rollins is the father of Gary and Randall Rollins. The beneficiaries of the Rollins Children’s Trust include the immediate family members of Gary and Randall Rollins.

4.  Mr. Dismuke was employed by the company from 1979 to 1984, and held several offices with the Company during that time, including Senior Vice President.

5.  Each of Messrs. Dismuke, Prince, Tippie and Williams also serve on the Boards of RPC, Inc. and Marine Products Corporation. Messrs. Gary and Randall Rollins are directors of RPC, Inc. and Marine Products Corporation, and have voting control over these companies. These companies are held by a control group of which Messrs. Randall and Gary Rollins are a part. Mr. Randall Rollins is an executive officer of Marine Products Corporation.

6.  Thomas J. Lawley, M.D. was the Dean of the Emory University School of Medicine from 1996 to 2013. Various charitable contributions have been made by the O. Wayne Rollins Foundation to Emory University in the past, including charitable contributions made by the Foundation to the Emory University School of Medicine and to the Emory University School of Public Health. Gary Rollins is a director of Emory University.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the listed relationships on page 13 would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director. The Company’s non-management directors meet at regularly scheduled executive sessions without management. Mr. Tippie presides during these executive sessions.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found at our website (www.rollins.com) under the heading “Governance.” As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management.

At the Company’s website (www.rollins.com), under the heading “Governance,” you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transaction Policy.

Code of Business Ethics

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a supplemental Code of Business Conduct and Ethics for Directors and Executive Officers and Related

Rollins, Inc. 2014 Proxy Statement	13

Compensation Committee Interlocks and Insider Participation

Party Transaction Policy applicable to the directors and the principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for the Company. Both codes are available on the Company’s website at www.rollins.com.

Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:

Mr. Henry B. Tippie
c/o Internal Audit Department
Rollins, Inc.
2170 Piedmont Road, N.E.
Atlanta, Georgia 30324

The above instructions for communications with the directors are also posted on our website at www.rollins.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee(s).

Compensation Committee Interlocks and Insider Participation

None of the directors named on page 11 who serve on the Company’s Compensation Committee are currently employees of the Company. Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer.

Director Compensation

The following table sets forth compensation to our directors for services rendered as a director for the year ended December 31, 2013. Three of our directors, Messrs. R. Randall Rollins, Gary W. Rollins and John F. Wilson are our employees. The compensation for Messrs. R. Randall Rollins, Gary W. Rollins and John F. Wilson are set forth in the Summary Compensation Table under Executive Compensation. Other than Messrs. Henry B. Tippie and Bill J. Dismuke, the directors listed below have never been employed by the Company or paid a salary or bonus by the Company, have never been granted any options or other stock based awards, and do not participate in any Company sponsored retirement plans. Mr. Henry B. Tippie has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock based awards, and has not participated in any Company sponsored retirement plans since his employment with the Company ceased in 1970. Mr. Bill J. Dismuke has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock based awards, and has not participated in any Company sponsored retirement plans since his employment with the Company ceased in 1984. Mr. Wilton Looney served as a director up to the Annual Stockholders Meeting held on April 23, 2013.

	Fees Earned	Stock	Option
	or Paid in	Awards	Awards
Name	Cash ($)	($)	($)	Total ($)
Henry B. Tippie	116,000	—	—	116,000

Larry L. Prince	47,500	—	—	47,500

James B. Williams	64,000	—	—	64,000

Bill J. Dismuke	51,000	—	—	51,000

Thomas J. Lawley, M.D.	38,500	—	—	38,500

Wilton Looney	32,667			32,667

Directors that are our employees do not receive any additional compensation for services rendered as a director.

Under the current compensation arrangements, effective January 1, 2013, non-management directors each receive an annual retainer fee of $26,000. In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000 and the Chairman of each of the Corporate Governance/Nominating Committee and Diversity Committee receives an annual retainer of $6,000. A director that chairs more than one committee receives a retainer with respect to each Committee he chairs. All of the retainers are paid on a quarterly basis. Current per meeting fees for non-management directors are as follows:

•  For meetings of the Board of Directors, $2,500.

•  For meetings of the Compensation Committee, $2,000.

•  For meetings of the Corporate Governance/Nominating Committee and Diversity Committee $1,500.

14	Rollins, Inc. 2014 Proxy Statement

Compensation Committee Interlocks and Insider Participation

•  For meetings of the Audit Committee in a person and telephonic, $2,500.

•  In addition, the Chairman of the Audit Committee receives an additional $2,500 for preparing to conduct each quarterly Board and Board committee meeting.

All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

Report of the Audit Committee

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles, that is the responsibility of management.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2013, the Audit Committee:

•  Approved the terms of engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013;

•  Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company’s independent public accounting firm prior to their release;

•  Reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company as of December 31, 2013 and 2012 and for the three years ended December 31, 2013;

•  Reviewed and discussed with the Company’s management and the independent registered public accounting firm, management’s assessment that the Company maintained effective control over financial reporting as of December 31, 2013;

•  Discussed with the independent registered public accounting firm matters required to be discussed by the Auditing Standard No. 61, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

•  Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to previously, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2013 and 2012 and for the three years ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the Audit Committee of the Board of Directors.

Henry B. Tippie, Chairman
Larry L. Prince
James B. Williams
Bill Dismuke

Rollins, Inc. 2014 Proxy Statement	15

Compensation Discussion and Analysis
Compensation Discussion and Analysis

Compensation Committee

During the fiscal year ended December 31, 2013, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is composed of three of our non-management directors who do not participate in the Company’s compensation plans. The Committee determines the compensation and administers the performance-based cash compensation plan for our executive officers. In addition, the Committee also administers our Stock Incentive Plan for all the employees.

The members of our Compensation Committee have extensive and varied experience with various public and private corporations as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Messrs. Larry L. Prince and James B. Williams have served on the board of directors of several different publicly traded companies and have similarly been involved in setting executive compensation levels at many of these companies.

The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount of form of executive compensation.

The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Committee is able to draw on the experience of other directors and on various legal and accounting executives employed by the Company, and the Committee has access to the wealth of readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels.

The Role of Shareholder
Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an every three years advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s annual meeting of shareholders held in April 2011, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation. The shareholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board resolved to accept the shareholders’ recommendation. As a result, the advisory vote on executive compensation will be held again at the Annual Meeting. The Compensation Committee will continue to consider the outcome of the Company’s say-on- pay votes when making future compensation decisions for the named executive officers.

General Compensation
Objectives and Guidelines

The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that gives our Compensation Committee the flexibility to take into account our operating performance and the individual performance of the executive.

The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company’s compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company’s stockholders.

The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The

16	Rollins, Inc. 2014 Proxy Statement

Compensation Discussion and Analysis

analysis of the Committee is not based upon a structured formula and the objectives referred to previously are not weighted in any formal manner.

Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of one or more of three elements. The three elements are salary, annual performance-based incentive compensation and grants of stock based awards such as restricted stock. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.

We believe a competitive base salary is important to attract, retain and motivate top executives. We believe annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders.

Effective November 1, 2006, we adopted a formal Stock Ownership Guidelines for our executive officers and note that our executive officers are significant stockholders of the Company, as disclosed elsewhere in this Proxy Statement. The purpose of these Guidelines is to align the interests of executives with the interests of stockholders and further promote our longstanding commitment to sound corporate governance.

The Committee is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. As do many public companies, we have historically provided in our insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.

We expect that the salary and other compensation paid to our executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. However, the Committee may authorize compensation, which may not, in a specific case, be fully deductible by the Company.

The Company does not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award. However, as all incentives and awards remain within the discretion of the Compensation Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officers and Chief Financial Officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Salary

The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive’s performance. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels. Effective January 1, 2014, the following adjustments were made to the base salaries of our executive officers: Gary W. Rollins $1,000,000 (no change from 2013); R. Randall Rollins $900,000 (no change from 2013); Harry J. Cynkus $535,000 ($20,000 increase from 2013); John F. Wilson $550,000 ($25,000 increase from 2013); and Eugene A. Iarocci $447,850 ($25,350 increase from 2013).

Performance-Based Plan

At the annual meeting of stockholders held on April 23, 2013, the stockholders approved the terms of the Company’s Performance-Based Incentive Cash Compensation Plan for Executive Officers (the “Cash Incentive Plan”). Under the Cash Incentive Plan, executive officers have an opportunity to earn bonuses of up to 100 percent of their annual salaries, not to exceed a maximum amount of $2 million per individual per year, upon achievement of bonus performance goals which are pre-set every year by the Compensation Committee upon its approval of the performance bonus program for that year. For 2013, these performance goals were based on targeted revenue growth, targeted pre-tax profit growth, and increase in pre-tax profits over the previous year’s pre-tax profit base.

For 2013, these performance goals for Messrs. R. Randall Rollins, Gary W. Rollins, John F. Wilson and Harry J. Cynkus were based on targeted revenue growth of the Company, targeted pre-tax profit of the Company, and increase in pre- tax profits over the previous year’s pre-tax profit base of the Company. For 2013, the performance goals for Eugene A. Iarocci was based on targeted revenue growth of his divisional responsibilities, targeted pre-tax profit of the Company, increase in pre-tax profits over the previous year’s pre-tax year profit base of his divisional responsibilities.

For the Company revenue performance goal, Messrs. R. Randall Rollins, Gary W. Rollins, and John F. Wilson were eligible to earn bonuses of between 5 and 35 percent of their respective annual salary. Harry J. Cynkus was eligible to earn a bonus of between 1.25 percent and 15 percent of his respective annual salary. The minimum growth in

Rollins, Inc. 2014 Proxy Statement	17

Compensation Discussion and Analysis

revenue over prior year for these persons to be eligible to earn a bonus under this element of the Cash Incentive Plan for 2013 was 4.35 percent. Because the actual increase in Company revenues in 2013 over base year revenues was 5.2 percent, this resulted in bonuses of 17.1 percent of salary for Messrs. R. Randall Rollins, Gary W. Rollins, and John F. Wilson and 6.0 percent of salary for Harry J. Cynkus.

For the divisional revenue performance goal, Eugene A. Iarocci was eligible to earn a bonus of between 1.25 percent and 15 percent of his annual salary. The minimum growth in divisional revenue over the prior year revenue base to earn a bonus under this element under the Cash Incentive Plan for 2013, which was 4.57 percent, was set at a level that the Company believes was moderately difficult to achieve. Based upon the actual increase in his divisional revenues, this resulted in a bonus of 4.2 percent of salary for Eugene A. Iarocci.

For the Company pre-tax profit to plan performance goal, Messrs. R. Randall Rollins, Gary W. Rollins, and John F. Wilson were eligible to earn bonuses of between 15 and 40 percent of their respective annual base salary. Harry J. Cynkus was eligible to receive a bonus of between 7.5 and 20 percent of their respective annual salary. Eugene A. Iarocci was eligible to receive a bonus of between 2.5 and 10 percent of his annual salary. The minimum growth in Company pre-tax profit for 2013 was 2.6 percent of the corresponding amount for 2012. The Company’s 2013 performance resulted in an actual increase in pre-tax profit over the 2012 base amount of 8.5 percent. This resulted in bonuses of 26.1 percent of salary for Messrs. R. Randall Rollins, Gary W. Rollins, and John F. Wilson and 13.0 percent of salary for Harry J. Cynkus and 6.5 percent of salary for Eugene A. Iarocci.

For the element of the Cash Incentive Plan tied to the increase in Company pre-tax profit over the prior year base amount, Messrs. R. Randall Rollins, Gary W. Rollins, Harry J. Cynkus and John F. Wilson were eligible to participate in the bonus pool at the rate specified below up to the maximum amount specified below:

	Rate of Participation
	in Increase in	Maximum
	Pre-Tax Profits	Amount of
	Exceeding 2012	Participation as
	Pre-Tax	Percentage of
	Profit Base	Annual Salary
Gary W. Rollins	1.056%	25%
R. Randall Rollins	0.950%	25%
John F. Wilson	0.554%	25%
Harry J. Cynkus	0.326%	15%

The Company’s 2012 pre-tax profit base was $176,642,000. For this element of the Cash Incentive Plan, the Company’s 2013 performance resulted in bonuses of 15.8 percent of salary for Messrs. R. Randall Rollins, Gary W. Rollins, and

John F. Wilson and 9.5 percent of salary for Harry J. Cynkus.

For the element of the Cash Incentive Plan tied to the increase in divisional pre-tax profit before corporate overhead over the prior year base amount, Eugene A. Iarocci was eligible to participate in the bonus pool at the rate specified below up to the maximum amount specified below:

Rate of Participation
in Increase in Brand
	Pre-Tax Profit	Maximum
	Improvement	Amount of
	Contribution	Participation as
	before	Percentage of
	Overhead	Annual Salary
Eugene A. Iarocci	0.254%	15%

Based on the actual increases in divisional pre-tax profit over the prior year base amount, Eugene A. Iarocci earned 11.5 percent of his salary.

Eugene A. Iarocci has a component of his bonus under the Cash Incentive Plan based on his divisional pre-tax profit before corporate overhead to plan, for which he is eligible to earn bonus of between 10 and 20 percent of his annual salary. The minimum growth in divisional pre-tax profit to earn a bonus under this element of the Cash Incentive Plan for 2013 was set at a level that the Company believes was moderately difficult to achieve. Actual performance resulted in bonus of 16.8 percent of salary for Eugene A. arocci.

Harry J. Cynkus also participates in the Home Office Bonus Plan. Under this plan, the participant may receive a bonus of up to 5 percent of his respective annual salary for achievement of his home office department expense plan (which the Company does not consider a material part of the Company’s compensation of its executive officers) and 5 percent of annual salary for achievement of qualitative and subjective internal customer service survey results. Harry J. Cynkus received 5 percent of his annual salary as a bonus for the budgeted expense component of the Home Office Bonus Plan and 2.75 percent of his annual salary for the internal customer service survey component of that bonus plan. Historically, the expense goal components of the bonus plan have been achieved and 75 percent of the internal customer service survey component of the bonus plan has been achieved.

The amount of bonuses under each performance component of the Company’s Cash Incentive Plan is determined based upon straight-line interpolation of the applicable formula for each such component without the use of discretion. In addition to any bonuses earned under the Cash Incentive Plan or Home Office Plan, the Compensation Committee has the authority to award discretionary bonuses.

18	Rollins, Inc. 2014 Proxy Statement

Compensation Discussion and Analysis

Equity Based Awards

Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options in fiscal year ended 2003 and have no immediate plans to issue additional stock options. Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation. In recent years, we have awarded time-lapse restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

Awards under the Company’s Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-lapse restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meeting of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2012, 2013 and 2014 as follows:

shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability or retirement on or after age 65), the unvested shares will be forfeited. In the event of a “change in control” as determined by the Board of Directors, all unvested restricted shares shall vest immediately.

Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock based awards, the Committee considers the overall performance and the performance of individual employees.

Employment Agreements

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

Retirement Plans

The Company maintains a defined benefit plan (Rollins, Inc. Retirement Income Plan) for employees hired prior to January 1, 2002, a non-qualified retirement plan (Rollins, Inc. Deferred Compensation Plan) for our executives and highly compensated employees, and a 401(k) plan (Rollins 401(k) Plan) for the benefit of all of our eligible employees.

The Company froze the Rollins, Inc. Retirement Income Plan effective June 30, 2005. The Rollins, Inc. Deferred Compensation Plan also provides other benefits as described below under “Nonqualified Deferred Compensation” on page 26.

Other Compensation

Other compensation to our executive officers includes group welfare benefits including group medical, dental and vision coverage, and group life insurance. The Company provides certain perquisites to its executive officers, which are described below under “Executive Compensation.” The Company requires that its Chairman and Vice Chairman and CEO use Company or other private aircraft for air travel whenever practicable for security reasons.

The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Name	2012	2013	2014
Gary W. Rollins	50,000	50,000	42,000
R. Randall Rollins	45,000	45,000	38,000
Harry J. Cynkus	20,000	15,000	12,500
John F. Wilson	20,000	20,000	20,000
Eugene A. Iarocci	20,000	20,000	15,000

The amount of the aggregate stock based awards to our executive officers in any given year is influenced by the Company’s overall performance. The amount of each grant to our executive officers is influenced in part by the Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. It is our expectation to continue yearly grants of restricted stock awards to selected executives although we reserve the right to modify or discontinue this or any of our other compensation practices at anytime.

To date, all of our restricted stock awards have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted

Rollins, Inc. 2014 Proxy Statement	19

Compensation Committee Report

Compensation Committee Report

We have reviewed and discussed the above Compensation Discussion and Analysis with management.

Based upon this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Henry B. Tippie, Chairman Larry L. Prince James B. Williams

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2013,

all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied, except three. On February 12, 2013, a Form 4 was filed after its due date reporting the delivery of common stock in payment of a tax liability associated with the vesting of restricted stock awards by Messr. Robert J. Wanzer. On April 25, 2013, Messrs. R. Randall Rollins and Robert J. Wanzer filed a Form 4 after its due date reporting the delivery of common stock in payment of a tax liability associated with the vesting of restricted stock awards.

Executive Compensation

Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2013, 2012, and 2011 of those persons who were at December 31, 2013:

•  our Principal Executive Officer and Principal Financial Officer; and

•  our three other most highly compensated executive officers whose total annual salary exceeded $100,000; and

•  two individuals, if any, for whom disclosure would have been provided but for fact the individual was not serving as an executive officer at December 31, 2013.

20	Rollins, Inc. 2014 Proxy Statement

Summary Compensation Table

Summary Compensation Table

						Change in
						pension
						value and
						non-qualified
					Non-equity	deferred
			Cash	Stock	incentive plan	compensation	All other
		Salary	Bonus	awards	compensation	earnings	compensation
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(1) (3)	($)(4)	($)(5)	Total ($)
Gary W. Rollins	2013	1,000,000	—	1,214,500	589,657	9,737	183,034	2,996,928
Chief Executive Officer	2012	1,000,000	—	1,137,000	813,498	435,675	169,172	3,555,345
	2011	1,000,000	—	965,000	827,242	308,482	165,056	3,265,780
Harry J. Cynkus	2013	515,000	—	364,350	186,960	17,925	18,437	1,102,672
Chief Financial Officer	2012	500,000	—	454,800	243,625	38,735	20,633	1,257,793
	2011	500,000	—	675,500	225,111	12,068	28,021	1,440,700
R. Randall Rollins	2013	900,000	—	1,093,050	530,692	9,737	61,086	2,594,565
Chairman of the Board	2012	900,000	—	1,023,300	732,149	5,465	45,046	2,705,960
	2011	900,000	—	868,500	744,608	1,279	51,479	2,565,866
John F. Wilson(6)	2013	525,000	—	485,800	309,518	48,957	22,017	1,391,292
President and	2012	420,000	—	454,800	224,141	56,506	24,896	1,180,343
Chief Operating Officer
	2011	400,000	—	482,500	193,195	80,180	31,079	1,186,954
Eugene A. Iarocci	2013	422,500	—	485,800	165,061	27,146	16,654	1,117,161
Vice President	2012	325,500	—	454,800	157,851	16,248	19,860	974,259
(1)	Harry J. Cynkus deferred $43,803 in salary and bonus compensation in 2013 related to 2012 that was paid in 2013, and deferred $114,572 and $108,854 in salary and bonus compensation related to 2011 and 2010, respectively that were paid in 2012 and 2011, respectively. In addition, John F. Wilson deferred $101,536 in salary and bonus compensation in 2013 related to 2012 that was paid in 2013, and deferred $173,272 and $86,852 in salary and bonus compensation related to 2011 and 2010, respectively that were as paid in 2012 and 2011. Eugene A. Iarocci deferred $29,476 in salary and bonus compensation related to 2012 that was paid in 2013 and deferred $87,725 in salary and bonus compensation related to 2011 that was paid in 2012
(2)	These amounts represent the aggregate grant date fair value of restricted Common Stock awarded under our Stock Incentive Plan during the fiscal years 2013, 2012 and 2011 for current and prior year grants in accordance with FASB ASC Topic 718. Please refer to Note 14 to our consolidated financial statements contained in our Form 10-K for the period ending December 31, 2013 for a discussion of the assumptions used in these computations. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.
(3)	Bonuses under the performance-based incentive cash compensation plan are accrued in the fiscal year earned and paid in the following fiscal year.
(4)	Pension values decreased as followed: In 2013, Gary W. Rollins ($2,754,851), Harry J. Cynkus ($6,915), R. Randall Rollins ($49,738) and John F. Wilson ($12,191), in 2012, R. Randall Rollins ($7,474) and in 2011, R. Randall Rollins ($14,038). Non-Qualified Deferred compensation values decreased as follows: In 2011, Harry J. Cynkus ($36,613) and John F. Wilson ($7,910)
(5)	All other compensation includes the following items for:

Mr. Gary W. Rollins:	$7,650 of Company contributions to the employee’s account of the Rollins 401(k) plan; $120,288 of incremental costs to the Company for personal use of the Company’s airplane (calculated based on the actual variable costs to the Company for such usage); auto allowance and related vehicle expenses; incremental costs to the Company for use of the Company’s executive dining room; and use of Company storage space.

Mr. Harry J. Cynkus:	$7,650 of Company contributions to the employee’s account of the Rollins 401(k) plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company’s executive dining room.

Rollins, Inc. 2014 Proxy Statement	21

Grants of Plan-Based Awards in 2013

Mr. R. Randall Rollins:	$7,650 of Company contributions to the employee’s account of the Rollins 401(k) plan; Company provided auto allowance and related vehicle expenses; incremental cost to the Company for use of the Company’s executive dining room; and use of Company storage space.

Mr. John F. Wilson:	$7,650 of Company contributions to the employee’s account of the Rollins 401(k) plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company’s executive dining room

Mr. Eugene A. Iarocci:	$7,650 of Company contributions to the employee’s account of the Rollins 401(k) plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company’s executive dining room

(6)	Mr. John F. Wilson was named President and Chief Operating Officer effective January 23, 2013 and prior to date served as Vice President.

Grants of Plan-Based Awards in 2013

The shares of Common Stock disclosed in the table below represent grants of restricted Common Stock under our Stock Incentive Plan awarded in fiscal year 2013 to the executives named in our SUMMARY COMPENSATION TABLE. All grants of restricted Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold,	transferred or pledged. Should the executive leave the Company’s employment for any reason prior to the vesting dates (other than due to death, retirement on or after age 65 or, with respect to restricted stock awards under the Company’s 2008 Stock Incentive Plan, disability), the unvested shares will be forfeited. We have not issued any stock options in the past three fiscal years and have no immediate plans to issue additional stock options.

						All Other
			Estimated Possible Payouts Under			Stock
			Non-Equity Incentive Plan Awards			Awards:	Grant Date
						Number of	Fair Value
						Shares of	of Stock
			Threshold	Target	Maximum	Stock or	and Option
Name	Grant Date		($)	($)	($)	Units (#)	Awards(3)
Gary W. Rollins	01/22/13	(1)	1	599,297	1,000,000
	01/22/13					50,000	$1,214,500
Harry J. Cynkus	01/22/13	(2)	1	194,152	309,000
	01/22/13					15,000	$364,350
R. Randall Rollins	01/22/13	(1)	1	539,311	900,000
	01/22/13					45,000	$1,093,050
John F. Wilson	01/22/13	(1)	1	314,575	525,000
	01/22/13					20,000	$485,800
Eugene A. Iarocci	01/22/13	(1)	1	147,635	253,500
	01/22/13					20,000	$485,800
(1)	These amounts represent possible payouts of awards granted under the Cash Incentive Plan in January 2013. The payment of actual awards was approved in January 2014. The amounts of the actual payments are included in the Summary Compensation Table.
(2)	These amounts represent possible payouts of awards granted under the Cash Incentive Plan and the Home Office Cash Incentive Plan in January 2013. The payment of actual awards was approved in January 2014. The amounts of the actual payments are included in the Summary Compensation Table.
(3)	These amounts represent aggregate grant date fair value for grants of restricted Common Stock awarded in fiscal year 2013 under our Stock Incentive Plan computed in accordance with ASC Topic 718. Please refer to Note 14 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2013 for a discussion of assumptions used in this computation. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

22	Rollins, Inc. 2014 Proxy Statement

Outstanding Equity Awards At Fiscal Year-End

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer. All of the named executive officers participate in the Company’s Cash Incentive Plan. Bonus awards under the Cash Incentive Plan provide participants an opportunity to earn an annual bonus in a maximum amount of 100 percent of base salary or $2 million per individual per year, whichever is less. Under the Cash Incentive Plan, whether a bonus is payable, and the amount of any bonus payable, is contingent upon achievement of certain performance goals, which are set in the annual program adopted under the plan. Performance goals are measured according to one or more of the following three targeted financial measures: revenue growth, achievement of preset pretax profit targets, and pretax profit improvement over the prior year. For 2013, these performance goals were measured by obtaining specific levels of the following: revenue growth, pre-tax profit plan achievement, and pre-tax profit improvement over the prior year. The Compensation Committee set a maximum award for fiscal year 2013 of 100 percent of the executive’s base salaries for Messrs. R. Randall Rollins, Gary W. Rollins, and John F. Wilson. Messrs. Harry J. Cynkus and Eugene A. Iarocci have a maximum award of 60 percent of their base salaries for fiscal year 2013. In addition, Harry J. Cynkus participates in the Home Office Plan. Under this Plan, the participants may receive a bonus of up to 5 percent of the participant’s annual salary for achievement of the participant’s home office department expense plan and an additional 5 percent of annual salary for achievement of internal customer service survey results. Unless sooner amended or terminated by the Compensation Committee, the current Cash Incentive Plan will be in place until April 24, 2018.

The named executive officers while employed are also eligible to receive options and restricted stock under the Company’s stock incentive plan, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company’s Deferred Compensation Plan. The executive officers participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans. The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary credits to participant accounts.

Outstanding Equity Awards At Fiscal Year-End

The Company does not have any outstanding option awards to the executives named in our Summary Compensation Table. The table below sets forth the total number of restricted shares of Common Stock that were granted in 2013 and in prior years to the executives named	in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $30.29 the closing price of our Common Stock on December 31, 2013.

		Option Awards			Stock Awards
						Market
						Value of
	Number of	Number of			Number of	Shares or
	Securities	Securities			Shares or	Units of
	Underlying	Underlying			Units of Stock	Stock That
	Unexercised	Unexercised	Option	Option	That Have	Have Not
	Options (#)	Options (#)	Exercise Price	Expiration	Not Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(1)	($)
Gary W. Rollins	—	—	—	—	230,000	6,966,700
Harry J. Cynkus	—	—	—	—	111,000	3,362,190
R. Randall Rollins	—	—	—	—	207,000	6,270,030
John F. Wilson	—	—	—	—	82,500	2,498,925
Eugene A. Iarocci	—	—	—	—	82,500	2,498,925

(1)	The Company has granted restricted shares for the named executive officers that vest 20% annually beginning on the second anniversary of the grant date.

Rollins, Inc. 2014 Proxy Statement	23

Outstanding Equity Awards At Fiscal Year-End

Shares of the restricted stock granted to the executive officers that have not fully vested as of December 31, 2013 are summarized in the table that follows:

Number of shares
Name	Granted	Grant Date	Date fully vested
Gary W. Rollins	75,000	4/22/2008	4/22/2014
	75,000	1/27/2009	1/27/2015
	75,000	1/26/2010	1/26/2016
	50,000	1/25/2011	1/25/2017
	50,000	1/24/2012	1/24/2018
	50,000	1/22/2013	1/22/2019
Harry J. Cynkus	30,000	1/22/2008	1/22/2014
	37,500	1/27/2009	1/27/2015
	45,000	1/26/2010	1/26/2016
	35,000	1/25/2011	1/25/2017
	20,000	1/24/2012	1/24/2018
	15,000	1/22/2013	1/22/2019
R. Randall Rollins	67,500	4/22/2008	4/22/2014
	67,500	1/27/2009	1/27/2015
	67,500	1/26/2010	1/26/2016
	45,000	1/25/2011	1/25/2017
	45,000	1/24/2012	1/24/2018
	45,000	1/22/2013	1/22/2019
John F. Wilson	22,500	1/22/2008	1/22/2014
	30,000	1/26/2010	1/26/2016
	25,000	1/25/2011	1/25/2017
	20,000	1/24/2012	1/24/2018
	20,000	1/22/2013	1/22/2019
Eugene A. Iarocci	22,500	1/22/2008	1/22/2014
	30,000	1/26/2010	1/26/2016
	25,000	1/25/2011	1/25/2017
	20,000	1/24/2012	1/24/2018
	20,000	1/22/2013	1/22/2019

Option Exercises and Stock Vested

The following table sets forth:

•  the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2013.

•  the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

•  the number of shares of restricted Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2013.

•  the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

24	Rollins, Inc. 2014 Proxy Statement

Outstanding Equity Awards At Fiscal Year-End

	Option Awards		Stock Awards
	Number of	Value	Number of Shares	Value Realized on
	Shares Acquired	Realized on	Acquired on Vesting	Vesting
Name	on Exercise (#)	Exercise ($)	(#)	($)
Gary W. Rollins	—	—	66,250	1,609,800
Harry J. Cynkus	—	—	34,000	836,340
R. Randall Rollins	—	—	58,500	1,421,415
John F. Wilson	—	—	15,500	381,615
Eugene A. Iarocci	—	—	15,500	381,615

Pension Benefits

The Company’s Retirement Income Plan, a trustee defined benefit pension plan, provides monthly benefits upon retirement at or after age 65 to eligible employees. In the second quarter of 2005, the Company’s Board of Directors approved a resolution to cease all future retirement benefit accruals under the Retirement Income Plan effective June 30, 2005. Retirement income benefits are based on the average of the employee’s compensation from the

Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding June 30, 2005. The estimated annual benefit payable at the later of retirement or age 65 is $0 for Mr. Gary W. Rollins, $11,280 for Mr. Harry J. Cynkus, $82,056 for Mr. R. Randall Rollins, $11,676 for Mr. John F. Wilson and $0 for Mr. Eugene A. Iarocci. The Plan also provides reduced early retirement benefits under certain conditions.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit(2) ($)	Fiscal Year ($)
Gary W. Rollins(1)	Pension Plan	35	—	—
Harry J. Cynkus	Pension Plan	6	$124,726	—
R. Randall Rollins	Pension Plan	21	$476,389	$82,056
John F. Wilson	Pension Plan	8	$ 86,082	—
Eugene A. Iarocci	Pension Plan	—	—	—
(1)	Pursuant to a Qualified Domestic Relations Order, during 2013 Mr. Rollins’ retirement income benefit was awarded in its entirety to his former spouse.
(2)	The actuarial present value of the executive’s accumulated benefit under the Retirement Income Plan is computed as of the measurement date used for financial statement reporting purposes and the valuation method and material assumptions applied are set forth in Note 13 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2013. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

Rollins, Inc. 2014 Proxy Statement	25

Nonqualified Deferred Compensation

Nonqualified Deferred Compensation

On June 13, 2005, the Company approved the Rollins, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code). The Deferred Compensation Plan provides that employees eligible to	participate in the Deferred Compensation Plan include those who are both members of a group of management or highly compensated employees selected by the committee administering the Deferred Compensation Plan. All of the named executive officers are eligible.

			Aggregate
	Executive	Registrant	earnings/
	contributions in	contributions in	(losses) in last	Aggregate withdrawals/	Aggregate balance at last
Name	last FY ($)(1)	last FY ($)(2)	FY ($)	distributions ($)	FYE ($)
Gary W. Rollins	—	—	9,736	—	58,703
Harry J. Cynkus	43,803	—	17,926	—	693,621
R. Randall Rollins	—	—	9,736	—	58,703
John F. Wilson	101,536	—	48,957	—	683,539
Eugene A. Iarocci	29,476	—	27,146	—	268,863

(1)	Reflects the amounts related to the base salary for 2013, which have been deferred by the executive officers pursuant to the Deferred Compensation Plan, and the bonus compensation amounts deferred related to 2012 that were paid in 2013, which are included in the Summary Compensation Table on page 21.

(2)	Reflects the amounts for each of the named executive officers, which are reported as compensation to such named executive officer in the “All Other Compensation” column of the Summary Compensation Table on page 21.

The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary contributions to participant accounts.

Under the Deferred Compensation Plan, salary and bonus deferrals are fully vested. Any discretionary contributions are subject to vesting in accordance with the matching contribution-vesting schedule set forth in the Rollins 401(k) Plan in which a participant participates.

Accounts will be credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. Deferred Compensation Plan benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. The Company has established a “rabbi trust,” which it uses to voluntarily set aside amounts to indirectly fund any obligations under the Deferred Compensation Plan. To the extent that the Company’s obligations under the Deferred Compensation Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.

Generally, the Deferred Compensation Plan provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. Generally, the Deferred Compensation Plan allows a participant to elect to receive distributions under the Deferred Compensation Plan in installments or lump-sum payments

26	Rollins, Inc. 2014 Proxy Statement

401 (k) Plan

401(k) Plan

Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code (“401(k) Plan”). The forms of benefit payment under the 401(k) Plan are dependent upon the vested account balance. If the vested assets are greater than $1,000 up to and including $5,000, a participant may roll their money into another qualified plan or it will be rolled into a Prudential Individual Retirement Account. If the participant has more than $5,000 invested assets, they can leave their funds in the Plan, take a full or partial lump sum distribution, take systematic distributions or roll their vested assets into another qualified plan. If the account balance is equal to or less than $1,000, the participant may roll their vested balance into another	qualified plan or take a lump sum distribution. Under the 401(k) Plan, the full amount of a participant’s vested benefit is payable upon his termination of employment, retirement, total and permanent disability, death or age 70½. While employed, a participant may withdraw a certain amount of his pre-tax and rollover contributions upon specified instances of financial hardship, and may withdraw all or any portion of his pre-tax and rollover account after attaining the age of 59½. A participant may withdraw all or any portion of his after-tax account at any time and for any reason. Amounts contributed by the Company to the accounts of Named Executives under this plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 21.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Any agreement to provide additional payments or benefits to a terminating executive officer would be in the discretion of the Compensation Committee. The executive officers are not entitled to additional benefits at death or disability per the terms of the	defined benefit plan. The amounts payable at retirement are disclosed in the “Pension Benefits” section on page 25. The executive officers can choose to receive the amounts accumulated in the Deferred Compensation Plan either as a lump sum or in installments at retirement, death or disability. These amounts have been disclosed under the “Nonqualified Deferred Compensation” section on page 26. The table below shows the incremental restricted shares that would become vested as of December 31, 2013, at the closing market price of $30.29 per share for our Common Stock, as of that date, in the case of retirement, death, disability or change in control.

Rollins, Inc. 2014 Proxy Statement	27

401 (k) Plan

		Stock Awards
		Number of shares
		underlying	Unrealized value of
Name		unvested stock (#)	unvested stock
Gary W. Rollins	Retirement	8,673	$ 262,705
	Death	230,000	$6,966,700
	Disability	111,181	$3,367,659
	Change in Control	230,000	$6,966,700
Harry J. Cynkus	Retirement	—	—
	Death	111,000	$3,362,190
	Disability	58,125	$1,760,606
	Change in Control	111,000	$3,362,190
R. Randall Rollins	Retirement	—	—
	Death	207,000	$6,270,030
	Disability	100,063	$3,030,893
	Change in Control	207,000	$6,270,030
John F. Wilson	Retirement	—	—
	Death	82,500	$2,498,925
	Disability	35,354	$1,070,877
	Change in Control	82,500	$2,498,925
Eugene A. Iarocci	Retirement	—	—
	Death	82,500	$2,498,925
	Disability	35,354	$1,070,877
	Change in Control	82,500	$2,498,925

Accrued Pay and Regular Retirement Benefits. The amounts shown in the above table do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•  Accrued salary and vacation pay

•  Distributions of plan balances under the 401(k) plan, as described on page 27.

•  Nonqualified Deferred Compensation

Change in Control or Severance. The Company does not have any severance for its executive officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested Time- Lapse Restricted Stock shall immediately vest.

28	Rollins, Inc. 2014 Proxy Statement

Certain Relationships and Related Party Transactions

Certain Relationships and Related Party Transactions

A group that includes the Company’s Vice Chairman and Chief Executive Officer Gary W. Rollins and his brother Chairman of the Board R. Randall Rollins and certain companies under their control possesses in excess of fifty percent of the Company’s voting power. Please refer to the discussion on pages 10-13 under the heading, “Corporate Governance and Board of Directors’ Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption.” The group discussed previously also controls in excess of fifty percent of the voting power of RPC, Inc. and Marine Products, Inc. All of the Company’s directors, with the exception of Thomas J. Lawley, M.D. and John F. Wilson, are also directors of RPC, Inc. and Marine Products Corporation.

Our Code of Business Ethics and Related Party

Transactions Policy for Executive Officers and Directors provides that related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed, approved and/or ratified by our Nominating and Corporate Governance Committee. As set forth in our Code, our Nominating and Corporate Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available at our website (www.rollins.com) under the heading “Corporate Governance.” All related party transactions for fiscal year ended December 31, 2013 were reviewed, approved and/or ratified by the Nominating and Corporate Governance Committee in accordance with the Code.

The Company provides certain administrative services and rents office space to RPC, Inc. (“RPC”) (a company of which Mr. R. Randall Rollins is also Chairman and which is otherwise affiliated with the Company). The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months notice. The services covered by these agreements include office space, administration of certain employee benefit programs, and other administrative services. Charges to RPC (or to corporations which are subsidiaries of RPC) for such services and rent totaled less than $0.1 million for the years ended December 31, 2013, 2012 and 2011.

The Company rents office, hanger and storage space to LOR, Inc. (“LOR”) (a company controlled by R. Randall Rollins and Gary W. Rollins). Charges to LOR (or corporations which are subsidiaries of LOR) for rent totaled $1.1 million for the years ended December 31, 2013 and 2012 and $1.0 million for the year ended in 2011.

All transactions were approved by the Company’s Nominating and Governance Committee of the Board of Directors.

Independent Public Accountants

Principal Auditor

Grant Thornton has served as the Company’s independent registered public accountants for the fiscal years ended December 31, 2013 and 2012.

The Audit Committee has appointed Grant Thornton as Rollins, Inc.’s independent public accountants for the fiscal year ending December 31, 2014. Grant Thornton has served as the Company’s independent auditors for many years and is considered by management to be well qualified. Representatives of Grant Thornton are expected to be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

	2013	2012
Audit Fees(1)	$1,254,838	$1,264,862
Audit-Related Fees	—	—
All Other Fees	—	—
Total	$1,254,838	$1,264,862

(1) Audit fees represent fees for professional services provided in connection with the audit of our internal control over financial reporting, audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent public accountants for these services are compatible with maintaining such auditors’ independence. All of the hours expended on the principal accountant’s engagement to

Rollins, Inc. 2014 Proxy Statement	29

Certain Relationships and Related Party Transactions

audit the financial statements of the Company for the years 2013 and 2012 were attributable to work performed by full- time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent public accountants, including resolution of disagreements between management and the independent public accountants regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre- approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting.

Stockholder Proposals

Appropriate proposals of stockholders intended to be presented at the Company’s 2015 Annual Meeting of the Stockholders must be received by the Company by November 17, 2014 in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the proxy statement and form of proxy relating to that meeting. In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company’s 2015 Annual Meeting as to which the proponent fails to notify the Company on or before January 31, 2015. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 22, 2015, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

With respect to stockholder nomination of directors, the Company’s by-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and be received not less than ninety nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company’s bylaws. Notices of nominations must be received by the Secretary of the Company no later than January 22, 2015 and no earlier than December 13, 2014, with respect to directors to be elected at the 2015 Annual Meeting of Stockholders.

Expenses of Solicitiation

The Company will bear the solicitation cost of proxies. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made primarily by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $6,500 plus shipping expenses.

Annual Report

Our Annual Report as of and for the year ended December 31, 2013 is being provided to you with this proxy statement. The Annual Report includes our Form 10-K (without exhibits). The Annual Report is not considered proxy soliciting material.

Form 10-K

On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, which includes the consolidated financial statements. Requests should be made in writing and addressed to: Harry J. Cynkus, Senior Vice President, Chief Financial Officer and Treasurer, Rollins, Inc., 2170 Piedmont Road, NE Atlanta, Georgia 30324. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to Form 10-K should a stockholder request copies of such exhibits.

30	Rollins, Inc. 2014 Proxy Statement

Certain Relationships and Related Party Transactions

Other Matters

Our Board of Directors knows of no business other than the matters set forth herein, which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas E. Luczynski
Secretary

Atlanta, Georgia
March 17, 2014

Rollins, Inc. 2014 Proxy Statement	31

ROLLINS, INC.	www.orkin.com
2170 Piedmont Road, NE	www.pestdefense.com
Atlanta, GA 30324	www.orkincanada.ca
www.rollins.com	www.westernpest.com
www.indfumco.com
www.truetechinc.com
www.allpest.com.au
www.walthamservices.com
www.cranepestcontrol.com

ROLLINS, INC. 2170 PIEDMONT ROAD, N.E. ATLANTA, GEORGIA 30324

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rollins, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M66670-P47337	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROLLINS, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors				☐	☐	☐
1.	Election of the three Class I nominees to the Board of Directors to serve for a term of three years:

Nominees:

	01)	R. Randall Rollins
	02)	Henry B. Tippie
	03)	James B. Williams

Vote on Proposals									For	Against	Abstain

2.	To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for 2014.								☐	☐	☐

3.	To hold a nonbinding vote to approve executive compensation.								☐	☐	☐

4.	IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M66671-P47337

ROLLINS, INC.

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROLLINS, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2014

The undersigned stockholders hereby appoints Gary W. Rollins and R. Randall Rollins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of the Common Stock of Rollins, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 12:15 P.M., Eastern Time on April 22, 2014, at 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE